CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this registration statement on Form N-2 (the "Registration Statement") of our report dated February 5, 2003, relating to the financial statements and financial highlights appearing in the December 31, 2002 Annual Report to Shareholders of Liberty All-Star Growth Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.





PricewaterhouseCoopers LLP
Boston, Massachusetts
August 11, 2003